Shrink Nanotechnologies Executes Binding LOI Selling BlackBox Semiconductor to a Publicly Traded Company in Exchange for Cash and 19.9% in Publicly Traded Equity

Subsequent to Closing, Shrink Board to Vote on Dividend of Shrink's Ownership in BlackBox to Existing Shrink Shareholders as of a Record Date to be Determined

IRVINE, Calif., April 7, 2011 /PRNewswire/ -- Shrink Nanotechnologies, Inc. ("Shrink") (OTCBB:INKN.ob - News), an innovative technology company developing products and licensing opportunities in the solar energy industry, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today that it has executed a binding letter of intent (the "Binding LOI") to spin out its BlackBox Semiconductor subsidiary to BlackBox Semiconductor, Inc., a Nevada Corporation formerly known as Visitrade, Inc. (OTCBB:VTDI.ob - News) in order to commercialize its "electronic glue" chemistry.  This spin out transaction, when closed, is the initial phase of a three phase plan to create value for Shrink's shareholders.

Shrink's BlackBox Semiconductor business developed out of its commercialization efforts to experiment with semiconductor nanocrystals for the solar market.  The company's objective was to take a technology and create a product or system that (i) produced low cost renewable energy and (ii) was capable of also storing energy.  According to Mark L. Baum, Shrink CEO, "Our vision was to eventually enable every home in America to serve as a clean, renewable power plant and safe power storage facility."

To fully exploit this opportunity and to execute on this vision, last year, Shrink successfully negotiated a worldwide exclusive license for The University of Chicago's widely published "electronic glue" semiconductor technology.  With this technology, Shrink's focus is on developing high performance semiconductor materials engineered with unique optical and electronic properties that could be manufactured using low-cost printing techniques.  As important, "electronic glue" technology is suitable for flexible form factors for a variety of applications, including Photovoltaics, Energy Storage, Optical Sensing and Printed Circuitry.

Based on the feasibility of the technology and the requirements contained in the University of Chicago license, Shrink believes that BlackBox Semiconductor should exist as a separate publicly traded entity.

Key terms of the Binding LOI are as follows:

•
BlackBox Semiconductor, a Delaware corporation, will be acquired by BlackBox Semiconductor (the "Acquirer"), a Nevada corporation (formerly Visitrade, Inc.), which is traded under the stock symbol VTDI.

•	Shrink will receive $75,000 in cash at Closing and retain 19.9% of BlackBox equaling approximately 1,415,500 VTDI shares.

•	The Acquirer, BlackBox Semiconductor, Inc., will receive an investment of 15,000,000 shares of Shrink common stock with a current market value of approximately $1.2M.

•	BlackBox will assume all responsibility for management and capital commitments related to the University of Chicago exclusive license.

•	The Binding LOI was approved unanimously by Shrink's non-interested directors.

Shrink CEO Mark L. Baum commented, "This transaction is a part of a three phase plan we have undertaken to create organic and inorganic value for our shareholders.  The initial phase, including the BlackBox spin-out, will 'focus' our business on our core abilities and interests which are targeted high growth biological fluidic systems and related biological tools.  This initial phase will give a very exciting BlackBox business a separate capital structure and a separate management team focused on developing this unique 'electronic glue' technology which has already attracted attention from very significant players in the semiconductor space.  We believe that the spun out shares of BlackBox, as the business develops its intellectual property portfolio, creates targeted product applications for the very large markets it will seek to enter and builds commercial relationships to begin to sell product and license its technology, will be very valuable to our shareholders, and we plan to seek shareholder approval to dividend out our BlackBox shares to our existing Shrink shareholders as of a record date to be determined by our Board of Directors."

"The second phase of the plan involves finally beginning sales of our commercial devices, including the StemDisc platform, and further demonstrating how we are creating value from the devices, systems and intellectual property we have under the Shrink umbrella now.  Concurrent with the second phase, Shrink will also execute on a plan to acquire accretive businesses and technologies," stated Shrink CEO Mark L. Baum.  "Over the coming months and for the balance of the year, Shrink is going to communicate with the marketplace and drive value as we execute on this plan."

To learn more about Dr. Talapin's work, Google: "electronic glue"

Factors that will drive the BlackBox business in the photovoltaics space:

The Large and Growing Solar Market Needs a Game Changing Next Generation Commercial Technology

The global solar market is poised to rebound in the coming years and ultimately eclipse the $83 billion market in 2014, according to U.S. Solar Energy Market World Data, 2nd Edition by leading industrial market research firm SBI Energy.

Future growth is attributed to the anticipated strength of strong photovoltaic module sales in countries such as the United States, Germany, and China, in addition to a continuing strong solar thermal market in the two latter countries.  Compound annual growth rate (CAGR) will exceed of 40% through 2014 in many segments of the solar market.

According to Norman Deschamps, SBI Energy analyst, "The strong growth for solar as a whole is going to begin in 2011 as sales in the photovoltaic sector continue to accelerate and declines in module and system component prices become far more moderate, along the lines of a 10% to 15% drop rather than the tumultuous 25% to 40% drop experienced in 2009.  Equally noteworthy is the reality that global concentrated solar power installations are just getting started and we predict tremendous growth in the segment beginning in 2012."

In the U.S., the solar market has come far since its inception over 30 years ago, but still has a long way to go. While growth has been spectacular since 2002, solar power continues to hold just a fractional share -- under 1% -- of U.S. energy production. Nevertheless, the U.S. has the greatest potential to increase its position in the solar market. The U.S. photovoltaic market was up an estimated 6% in 2009 to almost $4 billion and photovoltaic installations rose to 469 megawatts, according to SBI Energy. By 2014, photovoltaic installations are forecast to reach 7,600 megawatts by building on renewed interest in solar from utilities and the extension of the solar tax credit.

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. is a one-of-a-kind FIGA™ organization, which focuses on leveraging contributions from experts in Finance, Industry, Government and Academia. Operating as a high-technology development-stage company, Shrink licenses, owns and develops proprietary and patent-pending nano-sized technologies, components and product systems. The Company's unique NanoShrink™ material is a pre-stressed polymer which is used in a patent pending manufacturing platform with numerous applications in the solar energy, human and animal diagnostics, and biotechnology research and development tools industries. For more information, please visit www.shrinknano.com.

Contact:
For Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing and to build and develop markets for Shrink's biotechnology and other technologies and products. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

See also:

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

New 'electronic glue' promises less expensive semiconductors

Dmitri Talapin